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                                                                    EXHIBIT 99.1


(TBC CORPORATION LOGO) NEWS RELEASE




          7111 FAIRWAY DRIVE o SUITE 201 o PALM BEACH GARDENS, FL 33418
                    PHONE (561) 227-0955 o FAX (561) 775-4993


For Further Information Contact:
TBC Corporation                                     Investors:
Thomas W. Garvey                                    Brod & Schaffer, LLC
Executive V.P. & Chief Financial Officer            Betsy Brod/Jonathan Schaffer
(561) 227-0955                                      (212) 750-5800



                  TBC CORPORATION COMMENTS ON FINANCIAL IMPACT
                              OF FLORIDA HURRICANES

       ~ ANTICIPATES ADVERSE IMPACT OF $0.04 TO $0.05 PER DILUTED SHARE ~
                ~ FIVE STORES WITH SIGNIFICANT PHYSICAL DAMAGE ~
                    ~ AND MINOR DAMAGE TO OTHER LOCATIONS ~
          ~ STORES NOW REOPENED WITH SALES RETURNING TO NORMAL LEVELS ~

PALM BEACH GARDENS, FL - SEPTEMBER 15, 2004 - TBC CORPORATION (NASDAQ: TBCC), one of the nation's leading marketers of automotive replacement tires, today estimated that the combined negative impact of Hurricanes Charley and Frances will be approximately $0.04 to $0.05 per diluted share for the third quarter of 2004. As a result, the Company has revised its previous third quarter earnings range of $0.59 to $0.62 to $0.54 to $0.57 per diluted share.

Larry Day, TBC President and Chief Executive Officer, commented, "We are fortunate that none of our employees were injured and only five of our 160 Florida stores sustained significant physical damage. However, sales were impacted considerably by store closings and power outages during the periods surrounding the storms. These lower sales and additional expenses to repair store damage resulted in the reduced earnings outlook for the third quarter."

Mr. Day continued, "All of our Florida stores, which represent approximately one-third of our total company-operated store base, were affected by Hurricane Frances with Hurricane Charley having less of an impact. The impacted stores are now open and sales are returning to normal levels. Finally, based upon the projected path of Hurricane Ivan, we do not currently expect any material impact from this approaching storm as we have very few stores in markets in its anticipated track."

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TBC Corp. Comments on Financial Impact of Florida Hurricanes
Page 2


ABOUT TBC: TBC Corporation is one of the nation's largest marketers of automotive replacement tires through a multi-channel strategy. The Company's retail operations include company-operated retail centers under the "Tire Kingdom", "Merchant's Tire & Auto Centers" and "National Tire & Battery" brands and franchised retail tire stores under the "Big O Tires" brand. TBC markets on a wholesale basis to regional tire chains and distributors serving independent tire dealers throughout the United States and in Canada and Mexico. The Company's proprietary brands of tires have a longstanding reputation for quality, safety and value.

TBC CORPORATION SAFE HARBOR STATEMENT

This document contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995, regarding expectations for future financial performance, which involve uncertainty and risk. It is possible that the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to: changes in economic and business conditions in the world; increased competitive activity; consolidation within and among competitors, suppliers and customers; unexpected changes in the replacement tire market; the Company's inability to attract as many new franchisees or open as many distribution outlets as stated in its goals; changes in the Company's ability to identify and acquire additional companies in the replacement tire industry and successfully integrate acquisitions and achieve anticipated synergies or savings; fluctuations in tire prices charged by manufacturers, including fluctuations due to changes in raw material and energy prices, changes in interest and foreign exchange rates; the cyclical nature of the automotive industry and the loss of a major customer or program. It is not possible to foresee or identify all such factors. Any forward-looking statements in this release are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that any such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein, or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement. Additional information on factors that could potentially affect the Company or its financial results may be found in the Company's filings with the Securities and Exchange Commission.



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